                                                                    EXHIBIT 99.3



                               DATED 12 JULY 2001


                             POLAROID (U.K.) LIMITED

                                   as Borrower


                              POLAROID CORPORATION
                                  as Guarantor


                           DEUTSCHE BANK AG, AMSTERDAM
                                    as Agent


                                   and Others

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                         AMENDMENT AND WAIVER AGREEMENT
                        RELATING TO A FACILITY AGREEMENT
                               DATED 3 AUGUST 1999
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


                                                 CONTENTS


CLAUSE                                                                                                 PAGE

1.         DEFINITIONS AND INTERPRETATION............................................................  3

2.         WAIVERS...................................................................................  4

3.         AMENDMENTS AND COVENANTS..................................................................  5

4.         ADDITIONAL INFORMATION....................................................................  7

5.         LAPSE OF WAIVER...........................................................................  8

6.         FINANCE DOCUMENT..........................................................................  9

7.         RELEASE OF LENDERS........................................................................  9

8.         REPRESENTATIONS...........................................................................  9

9.         CONSENT BY GUARANTOR...................................................................... 10

10.        JURISDICTION AND PROCESS AGENT............................................................ 10

11.        COUNTERPARTS.............................................................................. 11

12.        WAIVER FEE................................................................................ 11

13.        CONTINUITY, FURTHER ASSURANCE AND CORPORATE ACTIONS....................................... 11

14.        FEES, COSTS AND EXPENSES.................................................................. 11

15.        EFFECTIVENESS............................................................................. 12

16.        GOVERNING LAW............................................................................. 12

THIS AGREEMENT is dated 12 July 2001 and made between:

(1) POLAROID (U.K.) LIMITED, a company incorporated in England (number 00732757), of Wheathampstead House, Codicote Road, Wheathampstead, Hertfordshire AL4 8SF (the "BORROWER");

(2) POLAROID CORPORATION, a company incorporated in the United States of America, of 784 Memorial Drive, Cambridge, MA 02139, USA (the "GUARANTOR");

(3)      THE LENDERS named as such on the execution pages of this Agreement;

(4) DEUTSCHE BANC ALEX BROWN INC. and ABN AMRO BANK N.V., as co-arrangers (the "CO-ARRANGERS");

(5)      DEUTSCHE BANK AG, Amsterdam, as agent (the "AGENT"); and

(6)      ABN AMRO BANK N.V. as documentation agent (the "DOCUMENTATION AGENT").



RECITALS

(A) On 11th December 1998 Polaroid Corporation entered into a credit agreement with Morgan Guaranty Trust Company of New York, Bankboston N.A. and others (the "US FACILITY AGREEMENT") pursuant to which a loan in an aggregate amount of $350,000,000 was made available to Polaroid Corporation.

(B) On 3rd August 1999 the parties hereto entered into a multicurrency revolving credit facility agreement (the "UK FACILITY AGREEMENT") pursuant to which a facility in the amount of euros 72,500,000 was made available to the Borrower.

(C) On 26th March 2001 the parties to the UK Facility Agreement entered into an amendment and waiver agreement agreeing to certain amendments and granting certain interim waivers in relation to the UK Facility Agreement (the "ORIGINAL AMENDMENT AND WAIVER AGREEMENT") which was supplemented by a letter entered into between such parties on 15 May 2001 (the "SUPPLEMENTAL LETTER") (together the "EXISTING WAIVER AGREEMENTS").

(D) The Guarantor has advised the Agent and the Lenders that its Board of Directors, in a resolution adopted on July 11, 2001, has decided that it is in the best interests of the Guarantor not to make the interest payments on the 2002 Notes (as defined below) or the 2007 Notes (as defined below) due on July 15, 2001 or the interest payment on the 2006 Notes (as defined below) due on August 15, 2001.

(E) The Borrower and the Guarantor have requested an extension to the duration of the interim waivers granted under the Existing Waiver Agreements and certain other changes to the UK Facility Agreement and the Existing Waiver Agreements.

(F) The parties hereto have entered into this Agreement to extend the duration of the existing waiver granted pursuant to the Existing Waiver Agreements and to agree certain amendments to the UK Facility Agreement and the Existing Waiver Agreement.

IT IS AGREED as follows: -

1.       DEFINITIONS AND INTERPRETATION

1.1 Unless otherwise specifically defined herein, each term used herein which is defined in the UK Facility Agreement or the Existing Waiver Agreements shall have the meaning assigned to such term in the UK Facility Agreement or, as the case may be, the Existing Waiver Agreements. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the UK Facility Agreement and the Existing Waiver Agreements shall, after this Agreement becomes effective, refer to the UK Facility Agreement and the Existing Waiver Agreements as modified hereby for the period any waiver granted under this Agreement remains in effect.

1.2 As used herein, the following additional terms have the following meanings:

         "EFFECTIVE DATE" means the date on which this Agreement becomes effective in accordance with the terms hereof.

         "2002 NOTES" means the 6.75% Notes of the Guarantor issued in the initial aggregate principal amount of $150,000,000 under the Indenture and due January 15, 2002.

         "2006 NOTES" means the 11.50% Notes of the Guarantor issued in the initial aggregate principal amount of $275,000,000 under the Indenture and the Supplemental Indenture and due February 15, 2006.

         "2007 NOTES" means the 7.25% Notes of the Guarantor issued in the initial aggregate principal amount of $150,000,000 under the Indenture and due January 15, 2007.

         "FLOATING CHARGE OVER INVENTORY" means the floating charge over inventory and charge over receivables entered into by Polaroid (U.K.) Limited in favour of Deutsche Bank AG, Amsterdam as agent and trustee on 3 August 1999.

         "JUNE 29 MEETING MATERIALS" means the written materials prepared by or on behalf of the Guarantor and distributed to the Lenders under the US Facility Agreement in connection with the lender meeting held on June 29, 2001, as identified as attachments to the Guarantor's letter to the Administrative Agent under the US Facility Agreement dated July 12, 2001, a copy of which has been provided to the Agent under the UK Facility Agreement.

         "LIEN" shall bear the meaning ascribed to it in the US Facility Agreement.

         "INDENTURE" means the indenture dated as of 9 January 1997 between Polaroid Corporation and State Street Bank and Trust Company as trustee.

         "NOTES" means, collectively, the 2002 Notes, the 2006 Notes and the 2007 Notes.

         "SUPPLEMENTAL INDENTURE" means the supplemental indenture dated 17 February 1999 between Polaroid Corporation and State Street Bank and Trust Company as trustee.

         "TRUSTEE" means State Street Bank and Trust Company, as Trustee under the Indenture.

2.       WAIVERS

         Each of the parties hereto agrees that Clauses 2.1 and 2.2 of the Original Amendment and Waiver Agreement and the third and fourth paragraphs of the Supplemental Letter commencing with "we hereby agree to extend" and ending with "third Fiscal Quarters of Fiscal year 2001 "shall be deleted and replaced with the following:-

2.1      "Each Beneficiary hereto waives:

         (i) any breach of representation or covenant under Clauses 17 or 19 of the UK Facility Agreement; and

         (ii) any Termination Event or Potential Termination Event under the UK Facility Agreement; and

         (iii) any rights which any of the Beneficiaries may otherwise be entitled to exercise pursuant to any of the other Finance Document;

         which , in any case, may occur or arise or may have occurred or arisen solely on account of (a) the Guarantor's failure to be in compliance with Section 5.07 or Section 5.08(a) of the US Facility Agreement at any time during the Fiscal Year 2001 (as defined in the US Facility Agreement) or (b) the Guarantor's failure to make when due any of the payments of interest on the Notes due on 15 July or 15 August 2001 or
         (c) the Guarantor or the Borrower having made or been deemed to have made the representation set out in paragraph (N) of Clause 17.1 or in paragraph (D) of Clause 6.4 of the UK Facility Agreement without being qualified by reference to the circumstances described in the June 29 Meeting Materials.

2.2 The waiver set out in Clause 2.1 shall be effective solely for the period (the "WAIVER PERIOD") beginning on February 16, 2001 and ending on the earlier of (i) 5:00 P.M. (New York City time) on 12 October, 2001 and (ii) such earlier time as is determined pursuant to Clause 15 of this Agreement (the "WAIVER EXPIRY TIME")."

2.3      Each of the Guarantor and the Borrower understand and accept:

         (i) the interim nature of the waiver provided hereby, and that the Lenders have given no assurances that they will, nor are they obliged to, extend the waiver provided hereby or provide other waivers under or amendments to the UK Facility Agreement or any other Finance Document;

         (ii) that except as expressly set forth herein, the waiver contained herein shall not constitute a waiver or amendment of any term or condition of the UK Facility Agreement on any other Finance Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects;

         (iii) that no failure or delay by the Lenders or any one of them in exercising any right, power or privilege under any Finance Document during the period prior to the date hereof or during the period the waiver referred to in this Agreement is in effect shall operate as a waiver thereof;

         (iv) that the Lenders are under no obligation to extend, and in their sole and absolute discretion may refuse to extend, the waiver referred to in this Agreement beyond the Waiver Expiry Time; and

         (v) that if following the Waiver Expiry Time (a) the Guarantor is not in compliance with Section 5.07 or 5.08(a) of the US Facility Agreement or has failed to make the payments of interest referred to in paragraph (b) of Clause 2.1 above or if the Guarantor or Borrower makes a representation under the UK Facility Agreement which is incorrect as a consequence of the circumstances described in the June 29 Meeting Materials and (b) the Lenders do not extend the waiver provided hereby or take other action in respect of any such failure, a Termination Event will automatically exist immediately under the UK Facility Agreement following the Waiver Expiry Time, without the requirement of any further action by any of the Beneficiaries.

3.       AMENDMENTS AND COVENANTS

3.1 The parties hereto agree that with effect from the Effective Date Clause 19.3 of the UK Facility Agreement shall be renumbered as Clause
         19.4 and the following provision shall be inserted as Clause 19.3:-

         "19.3 Negative Pledge.

         None of the Borrower's Group will create or permit to subsist any Lien over any of its assets save for any Liens permitted pursuant to Clause
         3.5 of the Floating Charge over Inventory. For the avoidance of doubt, the Liens permitted pursuant to such Clause 3.5 shall, for the purposes of this Clause 19.3, be permitted in relation to all assets of the Borrower's Group Provided that the amount of US$15,000,000 referred to in the first sentence in paragraph (C) thereof shall be an aggregate figure in relation to all assets of the Borrower's Group and the second sentence of such paragraph (C) shall apply in relation to Inventory (as defined in the Floating Charge over Inventory) only".

3.2 Polaroid (U.K.) Limited shall, as soon as practicable after the date hereof but in any event no later than 15 Business Days after the date hereof or such later date as the Agent may agree, execute and deliver to the Agent a debenture in a form reasonably satisfactory to the Lenders.

3.3 The following dates and figures shall be added to the table set out in paragraph (viii) of the Supplemental Letter:-

         Fiscal month                Amount

         July, 2001                  $45,200,000

         August, 2001                $53,200,000

         September, 2001             $61,200,000

3.4 The Guarantor agrees that it will not use, whether directly or indirectly, any proceeds of the Loan or of any Charges to make any of the payments of interest on the Notes due on July 15 or August 15, 2001.

3.5 The reference to "$5 million" in paragraph (vii) of the Supplemental Letter shall be amended to read "$ 7.5 million".

3.6 The Guarantor agrees that it will promptly commence and diligently pursue the preparation of a plan for the restructuring of its capital structure, which will include in reasonable detail both the terms and conditions of such restructuring and the timing and process for implementing such plan. The Guarantor further agrees to consult (and cause its advisers to consult) regularly during such preparation with the Agent and its advisors and agrees to provide to the Agent and the Lenders such information as they may reasonably request in relation to such restructuring.

3.7 Any relevant member of the Guarantor's Group (other than the Guarantor or any Subsidiary Guarantor or any Domestic Subsidiary (each as defined in the US Facility Agreement)) shall, within 21 Business Days of any request by the Agent or such later date as the Agent may agree, enter into a pledge (or security assignment) in relation to the rights of such member of the Guarantor's Group under any licensing or distribution agreements to which it is a party and from which the rights of the Borrower and/or the rights of the Relevant Polaroid Subsidiaries and/or Polaroid Contracting C.V. to manufacture, market, distribute and sell Polaroid products are, directly or indirectly, derived Provided that the Agent shall not make any such request prior to the date on which the documents referred to in paragraph (c) of Clause 4.1 have been delivered to the Agent.

3.8      The Guarantor shall ensure that:-

         (a) Each member of the Guarantor's Group shall perform all of its obligations and exercise all of its rights under any licencing and distribution agreement to which it is a party and from which any of the rights of any of the Borrower and/or the Relevant Polaroid Subsidiaries and/or Polaroid Contracting C.V. to manufacture, market, distribute and sell Polaroid products are, directly or indirectly, derived (the "Relevant Agreements") to ensure the continued existence of each such Relevant Agreement for the benefit of the Borrower, the Relevant Polaroid Subsidiary or Polaroid Contracting C.V., as the case may be, and shall ensure that each such member of the Guarantor's Group waives any termination right which would otherwise be triggered as a result of any cessation or sale of trade or change of control and, to the extent that it is so possible, to waive any termination right arising by reason of bankruptcy, liquidation, receivership, moratorium, suspension of payments or any other analogous proceedings;

         (b) no member of the Guarantor's Group shall exercise any right of termination of any Relevant Agreement arising as a result of any other reason without the Beneficiaries first having a cure period of at least 30 Business Days (during which time the Beneficiaries may exercise any `step in' rights required to achieve this); and

         (c) no member of the Guarantor's Group shall amend or vary any term of any Relevant Agreement without the consent of the Lenders.

4.       ADDITIONAL INFORMATION

4.1 The Guarantor agrees that it shall deliver the following information to the Agent and each Lender within each of the time periods specified below:-

         (a) within 5 Business Days of the date hereof, a copy of the "Domestic Receipts and Disbursements Forecast" attached to the Guarantor's letter to the Administrative Agent under the US Facility Agreement dated 12 July 2001 and covering the period from the week ending 13 July 2001 through to the week ending 12 October 2001 and showing forecast cash receipts and disbursements of the Guarantor and its Domestic Subsidiaries (as defined in the US Facility Agreement) (other than in respect of the principal amount of any Loans under the US Facility Agreement, but including proceeds of asset dispositions) weekly, the net difference (whether positive or negative, referred to herein as "cash flow") and forecast cumulative net cash flow from the beginning of such period through each succeeding week;

         (b) by no later than 9 a.m. (Amsterdam time) on the fifth Business Day of each second week commencing with the week immediately following the Effective Date, a rolling thirteen week cash forecast in relation to the international operations of the Guarantor's Group in substantially the same form as the cash forecast delivered by the Guarantor to the Agent on 9 July 2001;

         (c) as soon as practicable but in any event no later than 14 Business Days after the date hereof or such later date as the Agent may agree, a copy of all licensing and distribution agreements to which any member of the Guarantor's Group is a party from which any of the rights of any of the Borrower and/or the Relevant Polaroid Subsidiaries and/or Polaroid Contracting C.V. to manufacture, market, distribute and sell Polaroid products are, directly or indirectly, derived;

         (d) promptly and in any event no later than August 24, 2001, a revised operating plan for the Fiscal Year 2001, which (x) shall be of comparable scope and level of detail as the Operating Plan referred to in the second supplement agreement entered into on 15 May 2001 in relation to the US Facility Agreement and (y) include projections and financial and other information that are not materially more negative, taken as a whole, than the projections and financial and other information contained in the June 29 Meeting Materials;

         (e) notice by facsimile or e-mail immediately and, in any event, on the same day if:-

                  (i) the Guarantor either makes or fails to make when due (without regard to any grace period) any of the payments of interest on the Notes due on 15 July or 15 August 2001;

                  (ii) it receives from the Trustee or persons purporting to constitute the holders of at least 25% of the outstanding 2002 Notes, 2007 Notes or 2006 Notes notice accelerating the maturity of the 2002 Notes 2007 Notes or 2006 Notes respectively together with a copy of such notice, or it has knowledge that the Trustee or persons purporting to be the holders of 25% or more of the principal amount of the 2002 Notes, 2007 Notes or 2006 Notes have commenced legal proceedings to collect any unpaid amount of principal of or interest on the 2002 Notes 2007 Notes or 2006 Notes, respectively.

5.       LAPSE OF WAIVER

5.1 Clause 5 of the Original Amendment and Waiver Agreement is deleted and is replaced by the following provisions of this Clause 5.1:

         Each of the Guarantor and the Borrower agree that its failure to comply with any provision of the Existing Waiver Agreements, this Agreement or any provision of any amendment, variation or extension thereof shall cause the waivers granted hereby or thereby to cease to be in effect
         (i) in the case of a breach of Clause 4 of the Original Amendment and Waiver Agreement or a breach after 16 February 2001 of any the amendments contemplated by Clause 3 of the Original Amendment and Waiver Agreement, immediately and without the requirement of any prior notice from or further action on the part of any Lender or the Agent and (ii) in any other case, if such failure continues for more than five days after notice from the Agent given at the direction of the Lenders.

         In addition, the waivers granted hereby shall cease to be in effect, immediately and without the requirement of any prior notice from or further action on the part of any Lender or the Agent, in the event that (x) the Guarantor shall make any of the payments of interest on the Notes due on July 15 or August 15, 2001 or (y) the Trustee or persons purporting to constitute the holders of at least 25% of the outstanding 2002 Notes, 2007 Notes or 2006 Notes give notice accelerating the maturing of the 2002 Notes, the 2007 Notes or 2006 Notes respectively OR the Trustee or persons purporting to be the holders of 25% or more of the principal amount of the 2002 Notes, 2007 Notes or 2006 Notes commence legal proceedings to collect any unpaid amount of interest on the 2002 Notes, 2007 Notes or 2006 Notes respectively.

5.2 If any waivers granted in relation to the US Facility Agreement expire earlier than the Waiver Expiry Time the Agent may by notice given to the Guarantor at the direction of the Lenders cause the waivers granted by the Existing Waiver Agreements and this Agreement to cease to be in effect immediately upon delivery of such notice.

6.       FINANCE DOCUMENT

         Each of the Guarantor and the Borrower agree that this Agreement shall be considered a "Finance Document" for all purposes of the UK Facility Agreement.

7.       RELEASE OF LENDERS

         Each of the Guarantor and the Borrower, for itself and on behalf of its affiliated entities, successors and assigns (the "COMPANY PARTIES"), jointly and severally releases, acquits and forever discharges, each of the Beneficiaries and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "BENEFICIARIES' AFFILIATES") from any and all manner of actions, causes of action, suits, debts, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which any Company Party has or may have against any of the Beneficiaries and/or the Beneficiaries' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loan, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation or otherwise (ii) any covenants, agreements, duties or obligations set forth in the Finance Documents, (iii) any actions or omissions of any of the Beneficiaries' Affiliates and/or the Beneficiaries in connection with the initiation or continuing exercise of any right or remedy contained in the Finance Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees, or (viii) damages to business reputation.

8.       REPRESENTATIONS

8.1 Each of the Guarantor and the Borrower represent and warrant that (i) the representations and warranties of the Guarantor and the Borrower set forth in Clause 17 of the UK Facility Agreement will be true on and as of the Effective Date in accordance with the terms hereof (taking into account, in the case of the representation set out in Clause 17.1(I) of the UK Facility Agreement, the waivers granted pursuant to the Existing Waiver Agreements and this Agreement and, in the case of the representation set out in Clause 17.1(J), as updated by Clause 17.2 of the UK Facility Agreement) and (ii) no Termination Event or Potential Termination Event had or has occurred and was or is continuing on either of the dates referred to above, except in any case as expressly contemplated to be waived by this Agreement.

8.2 Without limiting the generality of the foregoing, the Guarantor further represents and warrants that all information (other than projections) heretofore furnished by it or the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement does not, and all such information hereafter furnished by it or the Borrower to the Agent or any Lender will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or will be made, not misleading, and all projections included in any such information are or will be based upon good faith estimates and assumptions believed by the Guarantor's senior management to be reasonable at the time prepared, and at the time prepared represent senior management's reasonable best estimate of the future performance of the operations of the Guarantor and its Subsidiaries.

8.3      In addition, the Guarantor hereby represents that:-

         (a) The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of earnings, cash flows and changes in common stockholders' equity for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Guarantor's 2000 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year; and

         (b) The unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of March 21, 2001 and the related unaudited consolidated statements of earnings, cash flows and changes in common stockholders' equity for the three months then ended, set forth in the Guarantor's First Quarter 2001 Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 4.05(a) of the US Facility Agreement, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

                  For the purposes of this Clause 9.3 the references to Consolidated Subsidiaries and GAAP shall have the meanings ascribed to them in the US Facility Agreement.

9.       CONSENT BY GUARANTOR

         By its signature below, the Guarantor hereby consents to this Agreement, and acknowledges that this Agreement shall not alter, release, discharge or otherwise affect any of its obligations under the UK Facility Agreement or any Finance Document, and hereby ratifies and confirms all of the Finance Documents to which it is a party.

10.      JURISDICTION AND PROCESS AGENT

         The provisions of Clauses 27.2 and 27.3 of the UK Facility Agreement shall be incorporated, MUTATIS MUTANDIS, into the Agreement.

11.      COUNTERPARTS

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.      WAIVER FEE

12.1 The Guarantor shall pay the Agent in immediately available funds for the account of each Lender which has evidenced its agreement hereto a waiver fee in an amount equal to 0.25% of such Lender's Commitment (as of the opening of business on the date hereof) on the dates specified in Clause 12.2 below.

12.2 The waiver fee referred in Clause 12.1 shall be payable by the Guarantor to the Agent for the account of the relevant Lenders in immediately available funds as follows. One-third (1/3) of the aggregate amount of such fees shall be payable on each of the following dates:-

         (a) the first Business Day after the later of (x) July 12, 2001 and (y) the date the Agent issues a notice to the Lenders stating that this Agreement has become effective;

         (b) the date that is thirty (30) days after the Effective Date (or if such date is not a Business Day the first Business Day after such date); and

         (c) the date that is sixty (60) days after the Effective Date (or if such date is not a Business Day, the first Business Day after such date).

13.      CONTINUITY, FURTHER ASSURANCE AND CORPORATE ACTIONS

13.1 The provisions of the UK Facility Agreement and the Existing Waiver Agreements shall, save as amended or waived in this Agreement, continue in full force and effect.

13.2 Each of the Borrower and the Guarantor shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

13.3 Each of the Guarantor and the Borrower confirm, by execution of this Agreement, that all corporate or other action or steps required to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated hereby have been duly taken.

14.      FEES, COSTS AND EXPENSES

14.1 The Guarantor shall promptly on demand pay the Agent and each of the Lenders, the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other agreements entered into in connection with any of the matters referred to herein.

14.2 The Guarantor shall, within three Business Days of demand, pay to each Beneficiary the amount of all costs and expenses (including legal fees) incurred by that Beneficiary in connection with the enforcement of, or the preservation of any rights under this Agreement.

14.3 The Guarantor shall, within three Business Days of demand, indemnify each Beneficiary against any cost, loss or liability that Beneficiary incurs in relation to all stamp duty, registration and other similar taxes payable in respect of this Agreement and any other agreements entered into in connection with any of the matters referred to herein.

14.4 The Guarantor shall pay all fees of Luskin, Stern & Eisler LLP and Clifford Chance, counsel for the Agent, by no later than 5 Business Days after the Effective Date.

14.5 Without limiting the generality of Clause 25.3 of the UK Facility Agreement the Guarantor agrees that it will pay promptly, and in any event within ten (10) days after receipt of an invoice, all statements for fees and expenses (which may include amounts on account) of any financial, accounting or valuation advisers or special counsel retained by the Agent or any steering committee for the Lenders, as well as all out-of-pocket expenses incurred by the Agent or any member of any such steering committee in connection with it acting as such.

15.      EFFECTIVENESS

         This Agreement shall become effective as of the date hereof on the date (the "EFFECTIVE DATE") when Deutsche Bank AG, in its capacity as Agent under the UK Facility Agreement, shall have received:

                  (i) from each of the parties hereto a counterpart hereof signed by such party or a facsimile or other written confirmation (in form satisfactory to the Agent) that such a party has signed a counterpart hereof;

                  (ii) confirmation that the Guarantor has paid all fees of the Agent; and

                  (iii) evidence satisfactory to it that the lenders under the US Facility Agreement shall have waived any defaults thereunder until a date no earlier than October 12, 2001, pursuant to a waiver containing terms that, taken as a whole, are neither more favourable to those lenders nor more restrictive or burdensome to the Guarantor or the Borrower than amendments or waivers previously or concurrently made to the UK Facility Agreement.

16.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English law.



         This Agreement has been entered into on the date stated at the beginning of this Agreement.

        CO-ARRANGERS AND DOCUMENTATION AGENT

        DEUTSCHE BANC ALEX BROWN INC.

        as Co-Arranger



        By:       /s/ DAVID MAYHEW
                  ----------------

        Title:    Vice President


        By:       /s/ RYAN ZANIN
                  ------------------

        Title:    Managing Director



        ABN AMRO BANK N.V.

        as Co-Arranger and Documentation Agent



        By:       /s/ STEVEN C. WIMPENNY
                  ----------------------

        Title:    Group Senior Vice President


        By:       /s/ WILLIAM J. TERESKY, JR.
                  ---------------------------

        Title:    Group Vice President



        LENDERS



        ABN AMRO BANK N.V.



        By:       /s/ STEVEN C. WIMPENNY
                  ----------------------

        Title:    Group Senior Vice President


        By:       /s/ WILLIAM J. TERESKY, JR.
                  ---------------------------

        Title:    Group Vice President

        DEUTSCHE BANK A.G., LONDON BRANCH



        By:       /s/ DAVID MAYHEW
                  ----------------

        Title:    Vice President


        By:       /s/ RYAN ZANIN
                  ------------------

        Title:    Managing Director



        THE AGENT



        DEUTSCHE BANK A.G., AMSTERDAM BRANCH



        By:       /s/ DAVID MAYHEW
                  ----------------

        Title:    Vice President


        By:       /s/ RYAN ZANIN
                  ------------------

        Title:    Managing Director

       POLAROID CORPORATION



       By:        /s/ W.L. FLAHERTY
                  -----------------

       Title:     Executive Vice President,
                      Chief Financial Officer



       Date:      July 12, 2001



       POLAROID (U.K.) LIMITED



       By:        /s/ BENJAMIN C. BYRD III
                  ------------------------

       Title:     Director

       Date:      July 12, 2001